Exhibit 10.2

                        AMENDMENT NO. 2 TO LOAN AGREEMENT

         THIS AMENDMENT NO. 2 TO LOAN AGREEMENT (this "AMENDMENT") dated as of April 11, 2002, is entered into between PRIVATEBANCORP, INC., a Delaware corporation (the "BORROWER"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association with its main office located in Chicago, Illinois (the "BANK").

                                    RECITALS

         A. The Borrower and the Bank entered into a loan agreement, dated as of February 11, 2000 (the "ORIGINAL LOAN AGREEMENT"), in which the Bank agreed to extend to the Borrower credit in the aggregate principal amount of Eighteen Million Dollars ($18,000,000).

         B. The Borrower delivered to the Bank a Revolving Note dated as of February 11, 2000, in the principal amount of Eighteen Million Dollars ($18,000,000) (the "REVOLVING NOTE").

         C. In connection with the transactions contemplated under the Original Loan Agreement, the Borrower granted to the Bank a security interest in 100% of the capital stock of PrivateBank and Trust Company, an Illinois state bank with its main office located in Chicago, Illinois, and upon the completion of its formation, The PrivateBank, a federal savings bank with its main office to be located in St. Louis, Missouri, with such security interests evidenced by Pledge and Security Agreement, dated as of February 11, 2000, made by the Borrower for the benefit of the Bank (the "PLEDGE AGREEMENT").

         D. Pursuant to the terms of an Amendment No. 1 to Loan Agreement and Revolving Note dated February 11, 2002 (the "FIRST AMENDMENT"), the Borrower and the Bank agreed to extend the Expiry Date (as defined in the Original Loan Agreement), and to change the maturity of the Revolving Note provided for in the Original Loan Agreement, from February 11, 2002, to April 11, 2002.

         E. The Borrower and the Bank have now agreed to extend the Expiry Date further from April 11, 2002, to April 11, 2003, and to increase the maximum aggregate principal amount the Bank is willing to lend to the Borrower to Twenty Five Million Dollars ($25,000,000).

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

         SECTION 1. The Original Loan Agreement, as amended by the First Amendment, is referred to herein as the "LOAN AGREEMENT." All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Amendment as defined in the Loan Agreement.

         SECTION 2. SECTION 2.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

                  SECTION 2.1 THE LOANS. Subject to and upon the terms and conditions set forth herein, the Bank agrees, at any time and from time to time prior to the close of business on April 11, 2003 (the "EXPIRY DATE"), to make loans (any such loan being referred to as a "LOAN," and collectively referred to as the "LOANS"), which Loans: (a) shall at the option of the Borrower be Prime Rate Loans or Eurodollar Rate Loans, provided that all Loans comprising the same Borrowing shall at all times be of the same Type; and (b) may be prepaid and reborrowed in accordance with the provisions hereof;

         provided, however, that the aggregate principal amount of Loans outstanding from the Bank shall at no time exceed the principal amount of Twenty Five Million Dollars ($25,000,000).

         SECTION 3. The first Recital and SECTION 2.4 of the Loan Agreement are each hereby amended by deleting the dollar figure referenced therein of "Eighteen Million Dollars ($18,000,000)" and replacing it in both places with the following reference to "Twenty Five Million Dollars ($25,000,000)."

         SECTION 4. SECTION 2.6(b) and SECTION 2.6(c) of the Loan Agreement are hereby deleted and replaced in their entirety with the following:

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity or repayment thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the Eurodollar Rate for such Interest Period plus one hundred twenty
         (120) basis points. Notwithstanding anything contained herein to the contrary, the Borrower and the Bank agree that at no time and in no event shall the interest rate applicable to a Eurodollar Rate Loan be less than three and one half percent (3 1/2%).

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each: (i) Prime Rate Loan shall bear interest at a rate per annum equal to two percent (2%) per annum in excess of the Prime Base Rate in effect from time to time (the "Prime Loan Default Rate"); and (ii) Eurodollar Rate Loan at a rate per annum equal to two percent (2%) per annum in excess of the interest rate otherwise applicable to such Eurodollar Rate Loan, but in no event in the case of a Eurodollar Rate Loan, less than five and one half percent (5 1/2%). Any other amount payable by the Borrower hereunder that is not paid to the Bank when due shall bear interest at the Prime Loan Default Rate.

         SECTION 5. The Note, as amended by the First Amendment, shall be replaced in its entirety by a new Note, substantially identical in all respects to the current Note, except for the maturity date and the principal amount, and in the form attached hereto as EXHIBIT A. Upon the execution of the new Note and delivery to the Bank, the Bank will destroy the current Note and all of Bank's rights under the destroyed Note shall thereafter be represented by the new Note. All references to the "Note" in the Loan Agreement and the Pledge Agreement shall refer to the new Note with the new maturity date and principal amount.

         SECTION 6. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will constitute but one and the same instrument.

         SECTION 7. Except as previously amended hereby, each of the Loan Agreement and the Pledge Agreement is hereby ratified and confirmed and shall continue in full force and effect.

         SECTION 8. This Amendment shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

PRIVATEBANCORP, INC.                     LASALLE BANK NATIONAL ASSOCIATION


By:  /s/ Gary L. Svec                    By:  /s/ Michael A. Tighe, Jr.
   ___________________________________      ____________________________________
   Name:  Gary L. Svec                      Name:  Michael A. Tighe, Jr.
        ______________________________           _______________________________
   Title:  Chief Financial Officer          Title:  Vice President
         _____________________________            ______________________________



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


                                 REVOLVING NOTE

$25,000,000                                                    CHICAGO, ILLINOIS

                                                                  APRIL 11, 2002

         FOR VALUE RECEIVED, the undersigned, PRIVATEBANCORP, INC., a Delaware corporation with its principal place of business located at 10 N. Dearborn, Chicago, Illinois 60602 (the "BORROWER"), hereby promises to pay to the order of LaSalle Bank National Association, a national banking association with its main office located in Chicago, Illinois (the "BANK"), the principal sum of Twenty Five Million United States Dollars (US$25,000,000), or whatever lesser amount of principal remains unpaid and owing from time to time under the terms of this Revolving Note.

         This Revolving Note is referred to in, and was executed and delivered pursuant to, that certain Loan Agreement of even date herewith between the Borrower and the Bank (as amended, restated, supplemented or modified from time to time, the "AGREEMENT"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a "DEFAULT" as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Revolving Note as defined in the Agreement.

         The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Revolving Note, the amount shown on the Bank's books and records with respect to the Borrower shall be prima facie evidence of the unpaid principal balance of this Revolving Note.

         The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on the Expiry Date, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

         The Borrower shall make all payments of principal due under the terms of this Revolving Note at the times, in the manner and in the amounts provided in the Agreement. The Borrower promises to pay to the Bank interest on the outstanding unpaid principal amount hereof from the date hereof until payment is in full at the rates and payable at the times provided in the Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

         Upon the occurrence of any Default, the interest rate as provided in
SECTION 2.6 of the Agreement shall apply. Interest due hereunder may, at the Bank's option and subject to the terms of the Agreement, be charged to any account maintained by the Borrower with the Bank.

         It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Revolving Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Revolving Note or otherwise in connection with the Agreement or this Revolving Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Bank (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Bank). All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the indebtedness of the Borrower by the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform during the full term thereof.

         To the extent permitted by applicable law and except as provided in the Agreement, the Borrower, for itself and its legal representatives, predecessors, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and further agrees that the Bank may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Revolving Note, and may extend the time for payment or (with the consent of Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.

         This Revolving Note may be prepaid in whole or in part only as provided in the Agreement. Upon or at any time after the occurrence or existence of a Default, the Bank shall be entitled, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.

         THIS REVOLVING NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS REVOLVING NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS, AND THIS REVOLVING NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE SAME OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS REVOLVING NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY


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


DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed as of the date first above written.

                                         PRIVATEBANCORP, INC.



                                         By:  /s/ Gary L. Svec
                                            ____________________________________
                                            Name:  Gary L. Svec
                                                 _______________________________
                                            Title:  Chief Financial Officer
                                                  ______________________________


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